UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2020

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2020, Comfort Systems USA, Inc. (the “Company”) announced that Trent T. McKenna will transition from his current role as Senior Vice President and Vice President – Region 4 to Chief Operating Officer within the Company, effective January 1, 2021. There are no other changes to Mr. McKenna’s relationship with the Company. Mr. McKenna, age 47, currently serves as our Senior Vice President and Vice President – Region 4. He previously served as the Company’s Senior Vice President, General Counsel and Secretary from August 2013 through December 2018, was our Vice President, General Counsel and Secretary from May 2005 to August 2013, and was our Associate General Counsel from August 2004 to May 2005. From February 1999 to August 2004, Mr. McKenna was a practicing attorney in the area of complex commercial litigation in the Houston, Texas office of Akin Gump Strauss Hauer & Feld LLP, an international law firm. Mr. McKenna earned a Bachelor of Arts degree in English from Brigham Young University and his J.D. from Duke University School of Law.

Mr. McKenna will continue to be a beneficiary of the Company’s Executive Severance Policy and has a Change-in-Control Agreement that contains a non-compete provision and also provides for a change-in-control payment equal to one times Mr. McKenna’s annual base salary plus the greater of his current bonus or the average of the prior three years’ bonuses (whichever is greater). Effective January 1, 2021, Mr. McKenna’s base salary will increase to $400,000 USD, and it is anticipated that his annual performance incentive will consist of a performance component as well as a discretionary component with the total award amounting to one hundred percent of his annual salary (assuming target performance is achieved) and that his annual equity award will be one hundred fifteen percent of his annual salary (assuming performance-vesting restricted stock units vest at target level).

On December 11, 2020, the Company issued a press release announcing Mr. McKenna’s transition within the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01           Other Events

Attached and incorporated herein by reference as Exhibit 99.2 is a copy of a press release of the Company dated December 11, 2020 announcing that the Company’s Board of Directors has approved an amendment to the Company’s stock repurchase program to increase the shares authorized and remaining as available to purchase back up to 1,000,000 shares by authorizing the Company to acquire up to 745,582 additional shares of its outstanding common stock. The Company’s existing stock repurchase program had previously authorized the repurchase of up to 9,548,169 shares of the Company’s outstanding common stock.

Through December 8, 2020, the Company repurchased 9,293,751 shares of the Company’s common stock at an aggregate price of $181,868,945. This extension of the stock repurchase program will “top off” the plan and permit the Company to repurchase up to an additional 1,000,000 shares of its currently outstanding common stock beyond what had already been purchased as of December 8, 2020.

The share repurchases will be made from time to time at the Company’s discretion in the open market or privately negotiated transactions as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The Company expects that the share repurchases will be financed with available cash. The Company’s Board of Directors may modify, suspend, extend or terminate the program at any time.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits.

99.1      Press Release of Comfort Systems USA, Inc., dated December 11, 2020, announcing Chief Operating Officer appointment.

99.2      Press Release of Comfort Systems USA, Inc., dated December 11, 2020, announcing that the Company’s Board of Directors has approved an amended stock repurchase program.

104       Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release of Comfort Systems USA, Inc., dated December 11, 2020, announcing Chief Operating Officer appointment.

99.2	Press Release of Comfort Systems USA, Inc., dated December 11, 2020, announcing that the Company’s Board of Directors has approved an amended stock repurchase program.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Laura F. Howell
Laura F. Howell, Vice President, General
Counsel and Corporate Secretary

Date: December 11, 2020